UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 26, 2006

The Laclede Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Missouri	1-16681	74-2976504
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

720 Olive Street, St. Louis, Missouri		63101
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	314-342-0500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At The Laclede Group's annual meeting of shareholders today, the shareholders approved an amendment to the company's articles of incorporation to reduce the minimum size of the board from nine to seven. The articles as approved and amended are attached as Exhibit 3.i. Also, Article IV, section 2 of the company's bylaws were similarly amended effective upon the shareholder approval. Further, in 2005 the Missouri legislature enacted a law to allow companies to eliminate physical certificates. The Company determined not to wholly eliminate physical certificates but amended Article IX, sections 1 and 2 of its bylaws to allow shareholders the choice to eliminate the physical certificate and use book-entry or direct registration instead. Previously, registered shareholders had no such option. The bylaws as amended are attached as Exhibit 3.ii.

Item 7.01 Regulation FD Disclosure.

The Company issued the attached news release today announcing the declaration of dividends and the results of the annual meeting.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

3.i Articles of Incorporation of The Laclede Group, Inc.

3.ii Bylaws of The Laclede Group, Inc.

99.1 Dividend Declaration and Annual Meeting Results Press Release.

The information contained in Exhibit 99.1 is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, nor shall it be deemed incorporated by reference into any filing with the Securities and Exchange Commission whether made before or after the date hereof and regardless of any general incorporation language in such filings.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Laclede Group, Inc.

January 26, 2006	By:	Barry C. Cooper

Name: Barry C. Cooper
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

3.i	Articles of Incorporation of The Laclede Group
3.ii	Bylaws of The Laclede Group
99.1	Dividend Declaration and Annual Meeting Results Press Release